UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2012

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1500 CityWest Blvd.
Suite 800
Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(713) 850-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously reported, on October 23, 2012, Geokinetics, Inc. (the “Company”) received a notice from NYSE MKT LLC (the “Exchange”) indicating that the Company is not in compliance with certain of the Exchange’s continued listing standards set forth in Part 10 of the Exchange’s Company Guide (the “Company Guide”), and the Company has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide.

In order to maintain the listing of the Company’s common stock on the Exchange, the Company is required to submit a plan (the “Plan”) to the Exchange addressing how it intends to regain compliance with the continued listing standards. On November 15, 2012, the Company received notice from the Exchange that the Exchange had granted the Company an extension of the deadline to submit the Plan. The deadline for the Company to submit a Plan is now November 30, 2012.

The Company currently intends to submit a Plan to the Exchange by November 30, 2012. If the Plan is accepted by the Exchange, the Company may be able to continue the listing of the Company’s common stock during the plan period, during which time the Company will be subject to periodic reviews to determine whether it is making progress consistent with the Plan. If the Plan is not accepted by the Exchange, the Exchange will initiate delisting proceedings.  Even if the Plan is accepted by the Exchange, the Exchange may initiate delisting proceedings if the Exchange determines that the Company is not making progress consistent with the Plan during the plan period.

There can be no assurance that any Plan submitted by the Company to the Exchange will be accepted by the Exchange or that if such Plan is accepted that the Company will be able to make progress consistent with the Plan.

In accordance with General Instruction B.2 of Form 8-K, the information in this report is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

Date: November 21, 2012	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr.
Vice President, General Counsel and Corporate Secretary